UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 21, 2007
IKON Office Solutions, Inc.
(Exact name of registrant as specified in its charter)

OHIO	File No. 1-5964	23-0334400

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)
   70 Valley Stream Parkway, Malvern, Pennsylvania        19355
Registrant’s telephone number, including area code: (610) 296-8000
                         Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 21, 2007, the Human Resources Committee of the Board of Directors of IKON Office Solutions, Inc. (the “Company”) approved certain long term incentive compensation awards to the Company’s President and Chief Executive Officer and certain of the Company’s other executive officers. The following table sets forth the awards to certain of the Company’s executive officers, all of which were granted pursuant to the Company’s 2006 Omnibus Equity Compensation Plan with an effective date of December 21, 2007.

	Non-Qualified Stock	Restricted Stock	Performance
Name and Principal Position	Options(1)	Units(2)	Units(3)
Matthew J. Espe	211,086	39,061	1,069,500
President and Chief Executive Officer
Robert F. Woods	63,000	11,658	319,200
Senior Vice President and Chief Financial Officer
Brian D. Edwards	57,474	10,636	291,200
Senior Vice President, North American Sales and Marketing
David Mills	42,496	7,864	215,312
Vice President, IKON Europe
Jeffrey W. Hickling	30,000	5,551	152,000
Senior Vice President, Operations

(1)	The non-qualified stock options have an exercise price equal to the closing price of IKON common stock on December 21, 2007, and vest in three equal annual installments over the first three years of the ten year term, beginning on the first anniversary of the grant date.

(2)	The restricted stock units are subject to dividend equivalent rights, except for those granted to David Mills, and tax withholding rights, and vest in equal installments on the following dates: December 21, 2009, December 21, 2010, and December 21, 2011.

(3)	Each performance unit is equal to one dollar value and may be paid in the form of cash or stock.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.
By:	/s/ MARK A. HERSHEY
Mark A. Hershey
Senior Vice President, General Counsel and Secretary

Dated: December 28, 2007